                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       CORNING INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

NOTICE OF 2000
ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

[LOGO]

PLEASE NOTE THE ACCOMPANYING
PROXY STATEMENT AND PROXY CARD

  It is important that your shares be represented and voted at the meeting regardless of the number you may hold. If you cannot attend the meeting in person, we ask that you sign, date and return the enclosed proxy card in favor of the proxy committee designated by the Board of Directors.

  Instead of submitting your proxy card by mail, you may vote electronically via the Internet or by telephone. Shareholders of record may vote telephonically by calling 877-587-0755 or over the Internet at HTTP:/ WWW.HARRISBANK.COM/WPROXY. The telephone number is available only for calls originating in the United States or Canada. The Internet and telephone arrangements are described in greater detail at the bottom of Corning's proxy card.

  Please note that there are separate Internet and telephone voting arrangements for shareholders who hold their shares through a bank, broker or another. If you hold your shares through another, you should check the proxy card or other information provided by the bank, broker or other holder to determine the voting options available.

NOTICE OF ANNUAL MEETING

TO SHAREHOLDERS OF CORNING INCORPORATED:

  You are cordially invited to attend the Annual Meeting of Corning Incorporated which will be held in the Corning Glass Center, Corning, New York, on Thursday, April 27, 2000 at 11:00 o'clock A.M. The principal business of the meeting will be:

(a) To elect three Directors for three-year terms;

(b) To adopt an amendment to Corning's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.50 par value, from 500,000,000 shares to 1,200,000,000 shares;

(c) To adopt an equity plan for Corning's non-employee Directors; and

(d) To transact such other business as may properly come before the meeting.

A. John Peck, Jr.
Vice President and Secretary

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
March 6, 2000

PROXY STATEMENT

  ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 2000. The enclosed proxy is solicited by the Board of Directors of Corning Incorporated, Corning, New York 14831. Corning started mailing this Notice of Annual Meeting and Proxy Statement and the enclosed proxy to holders of its Common Stock and Series B 8% Convertible Preferred Stock on or about March 17, 2000. This Notice of Annual Meeting and Proxy Statement, the proxy and the 1999 Annual Report are also available on the Corning's Internet site at HTTP://WWW.CORNING.COM/INVESTOR/ INDEX.HTML.

  If you give a proxy, you may revoke it by written notice to Corning prior to the meeting, by written notice to the Secretary at the meeting or by delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) at any time prior to being voted at the meeting. Each valid and timely proxy not revoked will be voted at the meeting in accordance with your written or electronic instructions.

  If you own beneficially Preferred Stock through Corning's Investment Plans or were listed as a holder of Common Stock on Corning's books at the close of business on March 6, 2000, you are entitled to notice of and to vote at the meeting. On February 2, 2000, Corning had outstanding 275,814,906 shares of Common Stock, each entitled to one vote, and 118,003 shares of Preferred Stock, each entitled to four votes.

VOTING BY PROXY

  If you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the Internet, your "proxy" (the individuals serving on the proxy committee named on your proxy card) will vote your shares as you have directed. If you do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

  - FOR the election of the director nominees.

  - FOR the increase in the number of authorized shares of Common Stock.

  - FOR the adoption of an equity plan for non-employee directors.

  - If any other matter is properly presented at the Annual Meeting, your proxy will vote on that matter in his discretion. If anyone nominated to serve as a director is not able to accept nomination or election, your proxy may vote for the election of other persons recommended by the Board of Directors to serve as directors.

VOTING PROCEDURES

  The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the annual meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when one holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power to vote with respect to that item and has not received instructions from the beneficial owner.

  A plurality of the votes cast at the meeting is required for the election of a director. Abstentions and broker "non-votes" are not counted for purposes of the election of a director.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote is required to approve the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the equity plan for non-employee directors.

  An abstention or a broker "non-vote" is counted as a vote against the proposal to amend the Certificate of Incorporation and to adopt the equity plan for the non-employee directors.

NOMINEES FOR ELECTION AS DIRECTORS

  Corning's Board of Directors is divided into three classes. Each of the nominees for the office of director is a member of the present Board of Directors. Messrs. Houghton and O'Connor were elected by Corning's security holders and Dr. Rieman was elected a director by the full Board on July 23, 1999. The terms of James R. Houghton, James J. O'Connor and Deborah D. Rieman expire this year. Under the terms of the Board's retirement policy, Dr. Robert Barker and Mr. James W. Kinnear are not standing for re-election. No nominee now owns beneficially any of the securities (other than directors' qualifying shares) of any of Corning's subsidiary companies. We have included below certain information about the nominees for election as directors and the directors who will continue in office after the Annual Meeting.

NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2003

                         JAMES R. HOUGHTON++
  [PHOTO]                CHAIRMAN EMERITUS
                         CORNING INCORPORATED
                         Mr. Houghton joined Corning in 1962. He was elected a vice president of Corning and general manager of the Consumer Products Division in 1968, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983, retiring in April 1996. Mr. Houghton is a director of Metropolitan Life Insurance Company, J. P. Mor-gan & Co. Incorporated and Exxon Corporation. He is a trustee of The Metropolitan Museum of Art, The
                         Pierpont Morgan Library and The Corning Museum of
                         Glass and a member of The Harvard Corporation.
                         Director since 1969. Age 63.

                         JAMES J. O'CONNOR++
  [PHOTO]                RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
                         OFFICER
                         UNICOM CORPORATION
                         Mr. O'Connor joined Commonwealth Edison Company in
                         1963. He became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison, retiring in 1998. Mr. O'Connor is a director of Tribune Company, American National Can Group, Inc.,
                         Smurfit-Stone Container Corporation and United
                         Airlines. Director since 1984. Age 62.

                         DEBORAH D. RIEMAN
  [PHOTO]                ENTREPRENEUR IN RESIDENCE
                         U.S. VENTURE PARTNERS
                         Dr. Rieman has more than eighteen years of experience in the software industry. She is currently entrepreneur in residence at U.S. Venture
                         Partners and most recently served as executive director of Check Point Software Technologies, having served as president and chief executive officer of Check Point Software's U.S. subsidiary from 1995 to March 1999. Dr. Rieman is a director of Altera Corporation, Alchemedia Corporation and
                         Enonymous Corporation. Director since 1999. Age 50.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002

                         JOHN SEELY BROWN++
  [PHOTO]                VICE PRESIDENT AND CHIEF SCIENTIST
                         XEROX CORPORATION
                         Dr. Brown has served Xerox Corporation since 1978 in various scientific research positions, in 1986 being elected vice president in charge of advanced research, in 1990 being appointed director of the Palo Alto Research Center, and in 1992 being named chief scientist of Xerox. Dr. Brown is a director of Polycom, Inc. and Varian Associates Inc. Director since 1996. Age 59.

                         GORDON GUND++
  [PHOTO]                PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         GUND INVESTMENT CORPORATION
                         Mr. Gund is, and since his election as a director of the Corporation has been, the principal owner of the Cleveland Cavaliers National Basketball Association team and a member of the Board of Governors of the National Basketball Association. He is also principal owner and chairman of Nationwide
                         Advertising Service, Inc. He is a director of the Kellogg Company. Director since 1990. Age 60.

                         JOHN M. HENNESSY++
  [PHOTO]                CHAIRMAN PRIVATE EQUITY
                         CREDIT SUISSE FIRST BOSTON CORPORATION
                         Mr. Hennessy became managing director of First
                         Boston Corporation in 1974 after serving the public in various financial positions. In 1989 he was elected chairman of the executive board and group chief executive officer of CS First Boston Inc. He retired from the latter position on December 31, 1996. Mr. Hennessy is a director of M.I.T.
                         Corporation and Credit Suisse Group, Zurich.
                         Director since 1989. Age 63.

                         JOHN W. LOOSE*
  [PHOTO]                PRESIDENT AND CHIEF OPERATING OFFICER
                         CORNING INCORPORATED
                         Mr. Loose has served Corning in various commercial and management positions since 1964, being elected executive vice president, Information Display Group, in 1990, president of Corning Vitro Corporation
                         (later named Corning Consumer Products Company) in
                         1993, President of Corning Communications in 1996 and to his present position effective January 1, 2000. Mr. Loose is a director of Polaroid
                         Corporation and chairman of the board of Siecor Cor-poration. Director since 1996. Age 58.

                         H. ONNO RUDING++
  [PHOTO]                VICE CHAIRMAN
                         CITIBANK, N.A.
                         Dr. Ruding has served private firms and the public
                         (serving as Minister of Finance of The Netherlands from 1982-1989) in various financial positions, serving as a director of Citicorp and Citibank, N.A.
                         from 1990 and 1998, respectively, to the present and vice chairman of Citibank, N.A. from 1992 to the present. Dr. Ruding is a director of Citicorp and Citibank, N.A., Compass Ltd. and Pechiney, an advisory director of Unilever N.V. and Unilever PLC, an advisor to Robeco, a trustee of Mount Sinai
                         School of Medicine and Mount Sinai NYU Health and a member of the Committee for European Monetary Union and the Trilateral Commission. Director since 1995.
                         Age 60.

DIRECTORS WHOSE TERMS WILL EXPIRE 2001

                         ROGER G. ACKERMAN*
  [PHOTO]                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                         CORNING INCORPORATED
                         Mr. Ackerman joined Corning in 1962 and was elected group president of Corning in 1985, president and chief operating officer in 1990 and to his present position in 1996. Mr. Ackerman is a director of The
                         Pittston Company and The Massachusetts Mutual Life
                         Insurance Company, chairman of The Business Council of New York State and president of the Foundation for the Malcolm Baldridge National Quality Award.
                         Director since 1985. Age 61.

                         JOHN H. FOSTER++
  [PHOTO]                MANAGING PARTNER
                         FOSTER MANAGEMENT COMPANY
                         Mr. Foster is founder and managing partner of Foster
                         Management Company. He is also chairman of the board of XYAN.com; and founder and former chairman of the board of NovaCare, Inc., a trustee of the Hospital for Special Surgery, the Children's Hospital of
                         Philadelphia and a member of the Dean's Council of the Harvard School of Public Health, the Council of
                         The Woodrow Wilson Center and the Amos Tuck School
                         Board of Overseers. Director since 1994. Age 57.

                         NORMAN E. GARRITY*
  [PHOTO]                VICE CHAIRMAN
                         CORNING INCORPORATED
                         Mr. Garrity joined Corning in 1966 and was named a vice president in 1984, senior vice president of manufacturing and engineering for the Specialty
                         Materials Group in 1987, executive vice president in 1990, President, Corning Technologies in 1996 and to his present position effective January 1, 2000.
                         Mr. Garrity is a director of Work & Technology
                         Institute, the National Association of
                         Manufacturers, a trustee of Bucknell University and co-chair of the Coalition for Open Trade. Director since 1996. Age 58.

                         CATHERINE A. REIN++
  [PHOTO]                PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY
                         Ms. Rein joined Metropolitan Life Insurance Company in 1985, being named executive vice president in charge of corporate services in 1989 and senior executive vice president in charge of the business services group in 1998. She was elected to her present position in 1999. Ms. Rein is a director of the Bank of New York, Inc., New England Financial
                         Services, Inc., Inroads/NYC, Inc. and GPU, Inc. and trustee of the New York University Law Center Foun-dation. Director since 1990. Age 57.

                         WILLIAM D. SMITHBURG++
  [PHOTO]                RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                         OFFICER
                         THE QUAKER OATS COMPANY
                         Mr. Smithburg joined Quaker Oats in 1966, being elected president in 1979 and chairman and chief executive officer in 1983. He also served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg is a director of Abbott
                         Laboratories, Northern Trust Corporation and Prime
                         Capital Corp. Director since 1987. Age 61.

--------------------------

*   Member of the Executive Committee

++   Alternate member of the Executive Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Paragraphs (a) and (b) below set forth information about the beneficial ownership of Corning's Common Stock as of December 31, 1999. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

  (a) To the knowledge of the management, the following owned more than 5% of Corning's outstanding shares of Common Stock:

                                                 SHARES OWNED
NAME AND ADDRESS                                AND NATURE OF          PERCENT
OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP      OF CLASS
-------------------------------------------  --------------------      --------
Capital Research and Management Company        13,228,500 Common(1)      5.38%
333 South Hope Street
Los Angeles, CA 90071

--------------------------

(1) Capital Research and Management Company has sole investment power and no voting power with respect to such shares.

  (b) The number of shares of Corning's Common Stock (and the voting equivalent represented by shares of Preferred Stock) owned by the directors and nominees for directors, by the chief executive officer and the four other most highly compensated executive officers (the "named executive officers") and by all directors and executive officers as a group is as follows:

                       SHARES OWNED
                       AND NATURE OF        PERCENT
                       BENEFICIAL           OF
NAME                   OWNERSHIP(1)(2)(3)   CLASS(7)
----                   ------------------   --------
DIRECTORS
Robert Barker                  7,447(4)         --
----------------------------------------------------
John S. Brown                  7,429(4)         --
----------------------------------------------------
John H. Foster                 7,829(4)         --
----------------------------------------------------
Gordon Gund                  303,357(4)         --
----------------------------------------------------
John M. Hennessy              10,945(4)         --
----------------------------------------------------
James R. Houghton            736,983(5)         --
----------------------------------------------------
James W. Kinnear              11,514(4)         --
----------------------------------------------------
James J. O'Connor             10,968(4)         --
----------------------------------------------------
Catherine A. Rein             10,410(4)         --
----------------------------------------------------
Deborah D. Rieman              4,400(4)         --
----------------------------------------------------
H. Onno Ruding                 8,302(4)         --
----------------------------------------------------
William D. Smithburg          11,429(4)         --
----------------------------------------------------

NAMED EXECUTIVE OFFICERS
(*also serve as directors)

Roger G. Ackerman*           724,885            --
----------------------------------------------------
Charles W. Deneka            182,749            --
----------------------------------------------------
Norman E. Garrity*           497,034            --
----------------------------------------------------
John W. Loose*               543,030            --
----------------------------------------------------
Wendell P. Weeks             188,303            --
----------------------------------------------------
All Directors and
Executive Officers as
a Group                    4,509,204(6)       1.83%
----------------------------------------------------

(1) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Corning's Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under Corning's Stock Option Plans. Messrs. Ackerman, Deneka, Garrity, Houghton, Loose and Weeks have the right to purchase 373,536; 97,601; 282,950; 241,701; 268,304 and 80,900
shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 1,884,414 such shares.

(2) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued under Corning's Restricted Stock Plans for Non-Employee Directors.

(3) Includes shares of Common Stock and the voting equivalent in Preferred Stock, on the basis of four shares of Common Stock for each share of Preferred Stock, held by The Chase Manhattan Bank, N.A. as the trustee of Corning's Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. Shares of Preferred Stock may be held only by the trustee. The power to dispose of shares of Common and Preferred Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Ackerman, Deneka, Garrity, Loose and Weeks, and all directors and executive officers as a group the equivalent of 26,651; 184; 1,996; 14,471 and 2,452 shares of Common Stock, respectively. It also holds for the benefit of all employees who participate in the Plans the equivalent of 8,673,874 shares of Common Stock (being 3.5% of the Class), each entitled to one vote, being 8,181,506 shares of Common Stock and the voting equivalent of 123,092 shares of Preferred Stock (being 100% of the Class), each entitled to four votes.

(4) In addition, Messrs. Barker, Brown, Foster, Gund, Hennessy, Kinnear, O'Connor, Ruding and Smithburg and Ms. Rein have credited to their accounts the equivalent of 14,453; 3,542; 5,406; 10,931; 13,141; 22,298; 9,556; 2,184; 18,338
and 2,515 shares, respectively, of Common Stock in phantom form under Corning's Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash at or following termination of service as a director.

(5) Includes 277,465 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton as income beneficiary. Does not include 7,230,157 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.

(6) Does not include 48,800 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(7) Unless otherwise indicated, does not exceed 1% of the Class of Common Stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, composed entirely of non-employee directors, administers executive compensation at Corning. The following is the Committee's report.

  The Compensation Committee reviews and recommends executive compensation levels, cash and equity incentives for executive officers and reports such recommendations to the Board for its consideration and action.

  The philosophy underlying, and the strategies guiding, the Committee's recommendations regarding the compensation program, the impact of performance within that program and a description of actions affecting 1999 compensation for Mr. Ackerman,

Chairman of the Board and Chief Executive Officer, are discussed below.

COMPENSATION PHILOSOPHY

  The Committee believes that executive compensation should be based on objective measures of performance at the individual, corporate and applicable business unit level, should be driven by the long-term interests of the shareholders and should be directly linked to corporate performance.

COMPENSATION STRATEGY

  The basic strategic compensation principles are as follows:

  - Executive compensation will reward performance and contribution to shareholder value and be competitive with positions of similar responsibility at other companies of comparable complexity and size.

  - As employees assume greater responsibilities, an increasing share of their total compensation package will be derived from variable incentive compensation (both of a long- and short-term nature) generated by achievement of objectives producing long-term growth in corporate performance and shareholder value.

  - Performance-based equity incentives, including stock option grants, are effective ways to align the long-term interests of employees with those of shareholders.

  - Stock ownership fosters commitment to long-term shareholder value. Executives are encouraged to own and hold Common Stock through the design of Corning's long-term equity plans and in communications which stress the commitment to long-term value.

  - The benefits package for executives will be substantially identical to that offered to all salaried employees and will be designed to encourage long-term commitment to Corning.

  The executive compensation program consists of three elements: base salary; annual cash incentives; and long-term incentives, including cash, equity and stock options. The Committee tests annually each element of the compensation program against market surveys provided by several independent compensation consultants. These surveys currently include companies engaged in a variety of manufacturing and service industries, many of which are "Fortune 500" companies, and companies included in the S&P 500 Index and some of which are included in the S&P Diversified Manufacturing Index.

COMPENSATION DEDUCTIBILITY

  As a matter of practice, the Committee intends to set performance-based goals annually under the Variable Compensation Plan and the long-term incentive plan (known as the Corporate Performance Plan) and to deduct compensation paid under these Plans to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION PROGRAM

  The annual compensation of the named executives shown in the "Salary" and "Bonus" columns of the Summary Compensation Table, and the Committee's recommendations to adjust salary levels and bonus targets, are based on an individual's responsibilities, overall corporate performance, external comparative compensation information and performance against established financial goals, such as return on equity, net income and earnings per share.

  Annual variable incentives are paid in cash through the Variable Compensation Plan pursuant to which the Committee sets minimum, target and maximum awards based on position level. Awards are earned based on achievement of annual predetermined net earnings goals set by the Committee. In 1999, actual performance was very strong and exceeded the financial goals established by the Committee.

  Under the 1998 Employee Equity Participation Program and predecessor programs, Corning developed a series of performance-based plans which provide the mechanism to reward improvement in corporate performance as measured by earnings per share.

  In 1999, the Committee approved a new performance-based executive compensation plan in order to realign executive compensation with the external marketplace and the interests of shareholders. Under this plan, the Committee has placed greater emphasis on the value of stock options and has established multi-year perfor-mance cash targets for each named executive officer.

  In December 1999, the Committee granted to the named executive officers stock options for 2000 and performance-based cash awards for the three-year performance period 2000-2002. These stock option grants are indicated in the Option Grant Table.

  The pension and welfare benefits provided to executives are substantially equal to those provided to all salaried employees. Employees whose pensionable earnings exceed federal limits, and who participate in the underlying qualified plans, are eligible to participate in non-qualified supplemental pension and supplemental investment plans.

CEO COMPENSATION ACTIONS--1999

  1999 was a year of significant accomplishment with outstanding financial performance, after a disappointing 1998. All of the executive compensation programs reflect the improved results in 1999 as compared to 1998.

  BASE SALARY:  Effective January 1, 1999, the Committee increased
Mr. Ackerman's base salary for 1999 by 4.5%, from $780,000 per annum to $815,000 per annum, while maintaining his incentive target for 1999 at 85% of base salary.

  ANNUAL INCENTIVES:  Mr. Ackerman's bonus for 1999 was composed of two parts:
First, Mr. Ackerman received 170% of his 1999 base salary under the Variable Compensation Plan. This award was based on Corning's achieving net profit after tax equivalent to 200% of the target opportunity the Committee set in February 1999. Second, Mr. Ackerman received 8.54% (1999 minimum = 0%;
maximum = 10%) of his base salary under the Corporation's GoalSharing Plan, a variable compensation plan available to almost all employees.

  LONG-TERM INCENTIVES: In December 1999, Mr. Ackerman was awarded options covering 107,000 shares of Corning Common Stock for 2000 and a performance cash target incentive of

$1,125,000 for the 3-year cycle, 2000-2002, under the Corporate Performance
Plan.

CONCLUSION

  The Committee believes that the quality of executive leadership significantly affects long-term performance and that it is in the best interest of the shareholders to compensate fairly executive leadership for achievement meeting or exceeding the high standards set by the Committee, so long as there is corresponding risk when performance falls short of such standards. One of the Committee's primary goals is to relate compensation to corporate performance. Based on Corning's performance in 1999, the Committee believes that Corning's current executive compensation program meets such standards and has contributed, and will continue to contribute, to Corning's success and the long-term success of its shareholders.

The Compensation Committee:

James W. Kinnear, Chairman

James J. O'Connor

William D. Smithburg

PERFORMANCE GRAPH

  The following graph illustrates the cumulative total shareholder return over the last five years of Corning's Common Stock, the S&P 500 and the S&P Diversified Manufacturing Companies (in which Corning is included). The graph includes the capital weighted performance results of those companies in the diversified manufacturing companies classification that are also included in the S&P 500. Prior to 1997 Corning compared its shareholder return to the S&P Miscellaneous Industrial Companies classification. This classification is no longer published.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                          AMONG CORNING INCORPORATED,
             S&P 500 AND S&P MANUFACTURING (DIVERSIFIED) COMPANIES
                       (FISCAL YEARS ENDING DECEMBER 31)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 1994  1995   1996   1997   1998   1999
Corning Incorporated              100  109.5  160.8  156.2  193.1  559.5
S&P 500                           100  137.6  169.1  225.5    290    351
S&P Manufacturing (Diversified)   100  140.8  194.1  231.1  267.8  328.3

EXECUTIVE COMPENSATION

  The following tables and charts show for the last three years the compensation paid by Corning to its chief executive officer and the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                       -----------------------------------
                        ANNUAL COMPENSATION                                    AWARDS             PAYOUTS
--------------------------------------------------------------------   -----------------------   ---------
                                                             OTHER                                              ALL
                                                            ANNUAL     RESTRICTED   SECURITIES   INCENTIVE     OTHER
NAME AND                                                    COMPEN-      STOCK      UNDERLYING     PLAN       COMPEN-
PRINCIPAL POSITION        YEAR      SALARY      BONUS      SATION(1)   AWARDS(2)    OPTIONS(3)    PAYOUTS    SATION(4)
------------------      --------   --------   ----------   ---------   ----------   ----------   ---------   ---------
Roger G. Ackerman,        1999     $815,000   $1,455,101    $81,839    $       --    113,226        $0        $72,995
  Chairman of the         1998      780,000      367,107     72,234       582,188    207,000         0        120,551
  Board                   1997      750,000    1,172,250     82,213     2,918,156     14,000         0         95,285

Norman E. Garrity,        1999      555,000      824,397     98,859     1,910,000     56,000         0         41,295
President,                1998      530,000      209,297     68,674       329,913    127,000         0         67,848
  Corning Technologies    1997      500,000      606,500     61,310     1,778,081     32,000         0         56,834

John W. Loose,
  President,              1999      555,000      824,397     36,086     2,865,000     66,666         0         47,195
  Corning                 1998      530,000      209,297     63,783       465,750    127,000         0         70,179
  Communications          1997      500,000      606,500     62,139     1,924,486     32,000         0         55,813

Charles W. Deneka,
  Senior Vice             1999      325,000      417,755     38,732            --     25,974         0         25,963
  President,              1998      280,000       95,462     15,941       621,673     59,000         0         31,963
  Science & Technology    1997      250,000      237,625     25,070     1,017,423     30,000         0         22,832

Wendell P. Weeks,
  Executive Vice          1999      325,000      417,755     31,752        58,176     42,050         0         15,257
  President,              1998      300,000       90,162     23,212            --     64,000         0         17,748
  Opto-Electronics        1997      220,000      182,940     14,124     3,018,954     16,000         0          8,085

(1) Includes tax gross-up payments.

(2) At year end 1999, Messrs. Ackerman, Deneka, Garrity, Loose and Weeks held an aggregate of 251,664; 80,537; 165,310; 175,311 and 93,637 shares of restricted stock, respectively, having an aggregate value on December 31, 1999 of $32,449,053; $10,384,280; $21,314,741; $22,604,250 and $12,073,367,
    respectively. Certain of such shares are subject to restrictions on transfer until the executive officer retires at or after age 60 and are subject to forfeiture prior to age 60 in whole if such officer voluntarily terminates employment with Corning and in part if such officer's employment is terminated by Corning. Dividends are paid to such individuals on all shares of restricted Common Stock held by them.

(3) Includes Additional Options which are described in the table captioned
    "Option/ SAR Grants in Last Fiscal Year" on page   .

(4) Represents amounts contributed by Corning to the Investment Plan and a non-qualified investment plan maintained by Corning to provide employees the benefits which would have been available pursuant to the terms of Corning's Investment Plan but for limitations on contributions to tax-qualified plans imposed pursuant to the Employee Retirement Income Security Act.

  Under an existing severance policy Corning will provide to all salaried employees in certain events compensation in amounts ranging between eight weeks (for employees with at least one year of service) and fifty-two weeks (for employees with twenty or more years of service). In addition, Corning will provide to certain of its officers and senior employees, including the named executive officers, in certain events up to three years of cash compensation in light of the length of time anticipated in securing comparable employment. These events include a constructive termination of employment as a result of a substantial change in the employee's responsibilities, compensation levels, relocation and similar matters following a change in Corning's ownership and management.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES OF STOCK
                                       INDIVIDUAL GRANTS                     PRICE APPRECIATION FOR OPTION TERM(3)
                        -----------------------------------------------   --------------------------------------------
                                     % OF TOTAL
                        NUMBER OF     OPTIONS
                        SECURITIES    GRANTED
                        UNDERLYING       TO
                         OPTIONS     EMPLOYEES
                         GRANTED     IN FISCAL    EXERCISE   EXPIRATION   GAIN AT        GAIN AT           GAIN AT
         NAME              (2)          YEAR       PRICE        DATE         0%            5%                10%
----------------------  ----------   ----------   --------   ----------   --------   ---------------   ---------------
Roger G. Ackerman         107,000(4)   6.76%       $95.50    11/30/2009      $0      $     6,426,360   $    16,285,657
  Additional Options:       1,659       .10%        60.31    12/6/2004        0               27,643            61,084
                            4,567       .28%        58.50    12/6/2004        0               73,814           163,110
Norman E. Garrity          56,000(4)   3.53%        95.50    11/30/2009       0            3,363,328         8,523,335
John W. Loose              65,000(4)   4.10%        95.50    11/30/2009       0            3,903,863         9,893,156
  Additional Option:        1,666       .10%        60.30    12/6/2004        0               27,631            61,057
Charles W. Deneka          24,000(4)   1.51%        95.50    11/30/2009       0            1,441,426         3,652,858
  Additional Option:        1,974       .12%        73.38     2/4/2007        0               69,160           165,651
Wendell P. Weeks           39,000(4)   2.46%        95.50    11/30/2009       0            2,342,318         5,935,894
  Additional Options:         503       .03%        61.75    4/27/2004        0                8,581            18,963
                              972       .06%        61.75    12/6/2004        0               16,583            36,643
                            1,575       .09%        63.53    12/5/2005        0               34,030            77,202
All Shareholders as a         N/A       N/A           N/A          N/A        0       12,096,198,553    30,528,501,110
  group
All Optionees as a      1,582,029(5)    100%        78.22(6)      2009        0            7,960,174       196,756,629
  group
Optionee Gain As % Of All Shareholders Gain                                                      .64%              .64%

(1) No SARs were granted.

(2) The stock option agreements also provide that an additional option ("Additional Option") may be granted if the optionee uses shares of Corning's Common Stock to pay the purchase price of an option. The Additional Option will cover the number of shares tendered in payment of the option price, will be granted at the then fair market value of Corning's Common Stock, will become exercisable only after the lapse of twelve months and will expire on the expiration date of the original option.

(3) The dollar amounts set forth under these columns are the result of calculations at 0% and at the 5% and 10% rates established by the Securities and Exchange Commission and therefore are not intended to forecast future appreciation of Corning's stock price.

(4) The stock option agreements provide that one half of the options will become exercisable on December 1, 2001 and all options will become exercisable on December 1, 2002. Includes Additional Options covering 12,634 shares.

(5) Includes Additional Options covering 215,429 shares.

(6) The exercise price is a weighted average of option prices relating to grants of options, including Additional Options, made on various occasions in 1999.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                 YEAR AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                      OPTIONS AT               IN-THE-MONEY OPTIONS
                     SHARES                         FISCAL YEAR END             AT FISCAL YEAR END
                    ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME               ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----               -----------   ----------   -----------   -------------   -----------   -------------
Roger G. Ackerman    143,424     $3,979,534     144,456        445,806      $14,365,055    $36,352,295
Norman E. Garrity     62,886      2,577,682     144,160        258,290       14,207,807     21,471,689
John W. Loose         49,981      1,228,572     131,311        267,159       12,726,906     21,675,171
Charles W. Deneka     39,394        880,303      26,151        126,924        2,508,870     10,643,150
Wendell P. Weeks      29,189      1,080,459      17,543        137,407        1,644,678     10,683,913

(1) There are no SARs outstanding.

PENSION PLAN

  Corning has a defined benefit Pension Plan under which it pays benefits based upon career earnings (regular salary and cash awards such as those paid under its Variable Compensation Plans) and years of credited service. Employees are required to contribute 2% of compensation in excess of the social security wage base up to the compensation limits imposed by the Internal Revenue Code. Salaried employees may contribute 2% of earnings up to the social security wage base to improve pension benefits. Corning reviews and adjusts the benefit formula periodically for inflationary and other factors. Corning's contributions to the Plan are determined by the Plan's actuaries and are not determined on an individual basis. The amount of benefits payable under the Plan and attributable to Corning's contributions is subject to the provisions of the Employee Retirement Income Security Act and the Internal Revenue Code.

  Corning maintains non-qualified supplemental pension plans pursuant to which it will pay amounts approximately equal to the difference between the benefits provided under the Pension Plan and benefits which would have been paid thereunder but for the limitations of the Employee Retirement Income Security Act and the Internal Revenue Code. Certain employees, including the named executive officers, participate in the Executive Supplemental Pension Plan which pays benefits based upon final average compensation (the highest five consecutive calendar years in the ten calendar years immediately preceding retirement) and years of credited service. Certain of the benefits payable under the Executive Supplemental Pension Plan are presently funded and vested on an individual basis.

  The table below sets forth the estimated annual amounts payable under the Pension Plan and the Executive Supplemental Pension Plan. These amounts are based upon the straight life annuity option and are not subject to reduction for Social Security benefits or other payments or offsets. Additional benefits may be payable to persons who contribute voluntarily to the Pension Plan. The Plans' normal retirement age is 65 with 5 years of credited service.

                                YEARS OF SERVICE

FINAL AVERAGE PAY          15         20         25          30           35           40
-----------------       --------   --------   --------   ----------   ----------   ----------
     $  500,000         $109,800   $146,400   $183,000   $  219,600   $  256,200   $  293,700
        600,000          132,300    176,400    220,500      264,600      308,700      353,700
        700,000          154,800    206,400    258,000      309,600      361,200      413,700
        800,000          177,300    236,400    295,500      354,600      413,700      473,700
        900,000          199,800    266,400    333,000      399,600      466,200      533,700
      1,000,000          222,300    296,400    370,500      444,600      518,700      593,700
      1,100,000          244,800    326,400    408,000      489,600      571,200      653,700
      1,200,000          267,300    356,400    445,500      534,600      623,700      713,700
      1,300,000          289,800    386,400    483,000      579,600      676,200      773,700
      1,400,000          312,300    416,400    520,500      624,600      728,700      833,700
      1,500,000          334,800    446,400    558,000      669,600      781,200      893,700
      1,600,000          357,300    476,400    595,500      714,600      833,700      953,700
      1,700,000          379,800    506,400    633,000      759,600      886,200    1,013,700
      1,800,000          402,300    536,400    670,500      804,600      938,700    1,073,700
      1,900,000          424,800    566,400    708,000      849,600      991,200    1,133,700
      2,000,000          447,300    596,400    745,500      894,600    1,043,700    1,193,700
      2,100,000          469,800    626,400    783,000      939,600    1,096,200    1,253,700
      2,200,000          492,300    656,400    820,500      984,600    1,148,700    1,313,700
      2,300,000          514,800    686,400    858,000    1,029,600    1,201,200    1,373,700
      2,400,000          537,300    716,400    895,500    1,074,600    1,253,700    1,433,700
      2,500,000          559,800    746,400    933,000    1,119,600    1,306,200    1,493,700

  The compensation covered by the Pension Plan and the Executive Supplemental Pension Plan for the named executive officers is the salary and bonus set forth in the Summary Compensation Table. The bonus is included as compensation in the calendar year paid. Messrs. Ackerman, Deneka, Garrity, Loose and Weeks have 37, 27, 33, 35 and 16 years of credited service, respectively.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

  The Board of Directors has approved an amendment to Corning's Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from 500,000,000 to 1,200,000,000 shares. The Board has directed that the amendment be submitted for consideration and action at the Annual Meeting.

VOTE REQUIRED

  The proposed amendment requires the affirmative vote of a majority of the total number of outstanding shares of the Common and Preferred Stock entitled to vote at the meeting.

REASONS FOR THE AMENDMENT

  The Board believes it is in Corning's best interest to provide additional flexibility to issue securities from time to time for a number of business purposes.

  As of February 2, 2000, Corning had 275,814,906 outstanding shares of Common Stock and had an aggregate of 4,683,602 shares reserved for issuance under various stock-based incentive plans--its Stock Option Plans, its Incentive Stock Plans and upon exercise of substitute stock options granted in connection with several acquisitions. There are also 2,619,222 shares reserved for issue upon conversion of outstanding Convertible Subordinated Debentures of Oak Industries, a recently acquired subsidiary, and Corning's Preferred Stock. In addition,

25,145,419 shares are held as treasury stock.

  The Board believes it advisable to increase the authorized number of shares of Common Stock because there may be insufficient shares available for issuance from time to time for purposes which the Board may determine to be in Corning's interest. These purposes would include financing growth, stock splits, stock dividends, providing shares for employee benefit plans, dividend reinvestment plans, possible future acquisitions and other general corporate purposes related to the development and expansion of the corporate enterprise. The Board believes it will be advantageous to be able to act promptly with respect to investment or acquisition opportunities without the expense and delay involved in convening special shareholder meetings to authorize additional shares which may be issued in connection with such opportunities. Corning is not currently planning any material acquisition or recapitalization, although such matters may be considered from time to time.

  While the Board believes it advisable to increase the number of authorized shares of Common Stock for the reasons set forth above, the Board realizes that the increase in the number of authorized shares of Common Stock could be used for anti-takeover purposes as Corning could issue additional shares to make more difficult or discourage an attempt to acquire control of Corning. Corning is not aware of any effort to accumulate its securities or obtain control by means of a tender offer, proxy contest or otherwise. The amendment is being proposed to provide additional flexibility to finance growth.

  The consolidated financial statements, audited by PricewaterhouseCoopers LLP, which are contained in the Corporation's 1999 Annual Report which has been mailed to the Corporation's security holders pursuant to Rule 14a-3(b) of Regulation 14A of the General Rules and Regulations under the Securities and Exchange Act of 1934, are incorporated in this document by reference.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT
          INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

ADOPTION OF AN EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

  On February 2, 2000, subject to the approval of the holders of Corning's Common Stock and Preferred Stock, the Board of Directors adopted a new equity plan for non-employee directors under which the Board from time to time may make discretionary awards of shares and/or grants of options to purchase shares of Corning's Common Stock to non-employee directors. A summary of the principal features of the equity plan for non-employee directors is set forth below. The full text of the Plan is available without charge upon request.

SUMMARY OF PLAN FEATURES

  PURPOSES. The Plan will assist Corning in attracting and retaining individuals of exceptional ability to serve as its directors and to more closely align their interests with those of shareholders.

  ADMINISTRATION. The Plan is to be administered by the Compensation Committee of the Board of Directors.

The Committee will have broad discretionary authority (within the parameters specified in the Plan) to determine when and to which eligible persons shares may be awarded and/or options may be granted; to determine the terms of each award made and/or option granted; to construe, interpret, and settle any dispute concerning the Plan, any shares awarded and/or options granted; and to make any other decision or take any other action that it deems necessary or desirable for the administration or operation of the Plan.

  ELIGIBILITY. The only persons eligible to participate in the Plan are persons who, at the time of an award of shares or the grant of an option, are directors who are not, and have not been in the last three years, employees of Corning or any affiliated entity. Currently, eleven of Corning's fourteen directors are eligible to participate in the Plan.

  AVAILABLE SHARES; ADJUSTMENTS. Subject to adjustment as contemplated by the Plan, the maximum number of shares of Common Stock that may be used for awards and the settlement of options is 200,000. If an option granted under the plan terminates or expires without having been exercised in full, or if shares awarded subject to restrictions are forfeited, the shares that were subject to the option or the restrictions will become available for new awards or option grants under the Plan. Shares used for Plan purposes may be either shares held in Corning's treasury or new issuances, as the Board determines.

  TERMS. The Plan affords the Committee or the Board the discretion to determine, at the time of an award or the grant of an option, the number of shares that will be awarded or covered by the option; the restrictions on transfer or the possibility of forfeiture which may be imposed on an award; and the time at which the option (or any portion of it) first will become exercisable, and the latest date on which it may be exercised. Subject to adjustment as contemplated by the Plan, the per share exercise price of each option will be not less than the fair market value of a share of Common Stock on the date the option is granted. No option granted under the Plan may have an expiration later than ten years after its grant. Each option will terminate in its entirety on the earliest of (1) the third anniversary of the date on which the grantee ceased to be a Corning director, (2) the date on which written notice of termination of the option is given to the former director (or such later date as is specified in that notice), and (3) the option's expiration date.

  Without the Committee's express consent, each option will be non-transferable except by will or the laws of descent and distribution and during the director's lifetime may be exercised only by the director. To the extent then exercisable, an option may be exercised in whole or in part by giving written notice of exercise in the manner contemplated in the Plan and paying in full in cash or with shares of Corning's Common Stock the aggregate exercise price for the number of shares for which the option is being exercised.

  DURATION OF PLAN; AMENDMENTS. If approved by the shareholders at the Annual Meeting, the Plan will continue until April 30, 2010 unless the Board terminates it earlier. The Board may at any time and from time to time amend, modify, suspend or terminate the Plan, with or without shareholder
                                                                              19
approval, except that no amendment or modification will be made without shareholder approval if such approval is then required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or by the applicable rules of any national securities exchange on which Corning's Common Stock is then listed, or if the amendment increases the number of shares of Common Stock available under the Plan or reduces any exercise price of any option to less than fair market value at the date of grant. No amendment shall adversely affect any outstanding award or option without the holder's consent.

CERTAIN TAX CONSIDERATIONS

  All options granted under the Plan will be nonqualified stock options (that is, options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code).

  In general, under current federal income tax law applicable to nonqualified stock options, the grant of an option under the Plan is not a taxable event for the grantee or a deductible event for Corning. However, upon exercise of the option, the grantee would realize ordinary compensation income measured by the excess of the fair market value of the acquired shares at the time of exercise over the exercise price paid, and Corning would be entitled to a deduction equal to the income realized by the grantee. Upon a subsequent sale of the shares acquired, the grantee generally would realize a capital gain or loss (long-term or short-term depending on the length of the holding period preceding disposition) equal to the positive or negative difference between the grantee's basis in the shares (usually the market price of the shares at the time of exercise) and the value received in the sale.

  A non-employee director who receives an award of shares of Common Stock under the Plan will recognize ordinary compensation income in an amount equal to the fair market value of Corning's Common Stock on the date the shares are no longer subject to forfeiture. If an award is made subject to the possibility of forfeiture, the director may elect to be taxed on the fair market value thereof on the date of receipt under Section 83(b) of the Internal Revenue Code of 1986. Corning will be entitled to a deduction equal to the amount of income recognized by the director in the same year in which the director recognizes the income.

VOTE REQUIRED

  The holders of a majority of the voting rights of Corning's Common Stock and Series B Preferred Stock voting at the Annual Meeting must vote in favor of or FOR the Plan in order for the Plan to become effective. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to four votes.

  If the plan is approved, all existing equity plans for non-employee directors will terminate and no more shares will be granted thereunder.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PLAN.

SHAREHOLDER PROPOSALS

  Any shareholder who wishes to present a proposal at the 2001 Annual Meeting and to have the proposal included in the Proxy Statement and proxy relating to that meeting must submit the proposal to Corning's Secretary at One Riverfront Plaza, Corning, New York 14831, for receipt not later than November 23, 2000.

  The proxy committee designated by Corning's Board of Directors may vote on a discretionary basis on any other shareholder proposal presented at the 2001 Annual Meeting if that proposal is not brought to the Corporation's notice between December 28, 2000 and January 27, 2001.

MATTERS RELATING TO DIRECTORS

COMPENSATION

  During 1999 Corning paid to non-employee directors an annual retainer of $27,500 and $1,000 for each meeting attended. In lieu of meeting fees, chairmen of committees received an additional retainer ranging from $4,000 to $7,500, depending upon the committee chaired.

  Directors may defer any portion of their compensation. Amounts deferred shall be paid only in cash and while deferred may be allocated to (i) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. in effect on specified dates or the rate paid on the stable value fund under Corning's Investment Plans, (ii) an account based upon the market value of Corning's Common Stock from time to time, or (iii) a combination of such accounts. At December 31, 1999 eleven directors had elected to defer compensation.

  Under the Restricted Stock Plans for Non-Employee Directors, Corning issued to each non-employee director elected in 1999 400 shares of Common Stock for each year specified in the term of service for which such director was elected, subject to forfeiture and restrictions on transfer, and issued 4,000 shares to one non-employee director newly elected since the 1999 Annual Meeting, subject to forfeiture and restrictions on transfer.

  Corning has a Directors' Charitable Giving Program funded by insurance policies on the lives of the directors. In 1999, Corning paid a total of $396,790 in premiums on such policies. Upon the death of a director, Corning will donate $1,250,000 (on behalf of a non-employee director) and $1,000,000 (on behalf of an employee director) to one or more qualified charitable organizations recommended by such director and approved by Corning. The directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to the Corporation. One must be a director for five years to participate in the Program. Messrs. Brown, Garrity, Loose and Ruding and Ms. Rieman have less than five years of service as directors and are not yet eligible to participate.

BOARD MEETINGS

  The Board of Directors met six times during 1999. Each director attended at least 75% of all meetings of the Board of Directors and the meetings of the committees of which each was a member.

BOARD COMMITTEES

  Corning has audit, compensation and nominating committees of the Board of Directors.

  The Audit Committee (Messrs. O'Connor, Barker, Brown and Smithburg and
Ms. Rein) met five times during 1999. It recommends the firm of independent accountants to conduct the annual examination of the consolidated financial statements, confers with such accountants and reviews the scope of the examination and brings to the entire Board of Directors for review those items relating to such examination or to accounting practices which the Audit Committee believes merit such review.

  The Compensation Committee (Messrs. Kinnear, O'Connor and Smithburg) met five times during 1999. It makes recommendations to the Board of Directors with respect to the compensation of officers and executive employees and administers the Variable Compensation Plan, Cash Incentive Plan, Employee Equity Participation Program and the Executive Supplemental Pension Plan.

  The Nominating and Corporate Governance Committee (Messrs. Houghton, Kinnear and Ruding) met two times during 1999. It proposed the nominees for election as directors at the Annual Meeting of Shareholders to be held on April 27, 2000. It reviews, considers and proposes nominees for election as directors of the Corporation and makes such other proposals with respect to the organization, size, composition and operation of the Board of Directors as it deems advisable. While the Committee may consider persons nominated by shareholders, it has no explicit procedures in this regard.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Corning's directors and certain of its officers to file reports of their ownership of Corning stock and of changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. William D. Smithburg, a director of the Corporation, was five days late in filing a report covering his purchase of shares of Common Stock in May 1999. Dr. Robert Barker failed to report on a timely basis a gift of 1,054 shares of Corning Common Stock made in July, 1999.

OTHER MATTERS

  During 1999 Corning leased office space in Corning, New York owned by Mr. Robert L. Ecklin, an executive officer. Corning paid an average base monthly rental of $15,000 for such space. The lease expired on July 31, 1999.

  Corning has purchased insurance from National Union Fire Insurance Company of Pittsburgh, Pennsylvania, Zurich Insurance Company, Royal Insurance Company of America, Gulf Insurance Company and Columbia Casualty Company providing for reimbursement of its directors and officers for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expires in August 2001, costs $772,000 on an annual basis, which will be paid by the Corporation.

  At the meeting of the Board of Directors held on February 2, 2000, the Board upon the recommendation of the Audit Committee appointed PricewaterhouseCoopers LLP as the independent accountants for the 2000 fiscal year. Audit services of

PricewaterhouseCoopers LLP for 1999 included examination of Corning's consolidated financial statements, limited reviews of the unaudited quarterly consolidated financial statements, limited assistance and consultation in connection with filings with the Securities and Exchange Commission and audits of certain of Corning's businesses of the Corporation.

  Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

  Corning will pay the cost and expenses of soliciting proxies. In addition to soliciting proxies by mail, some of Corning's directors, officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telegraph or other electronic means. Corning has retained Georgeson Shareholder Communications Inc., at a cost of $12,000, to help solicit proxies and may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares held of record.

By order of the Board of Directors

A. John Peck, Jr.
Vice President and Secretary

March 6, 2000

[LOGO]
  Printed on recycled paper using soybean ink

Proxy Solicited on Behalf of The Board of Directors For The Annual Meeting of Shareholders--April 27, 2000

The undersigned appoints Roger G. Ackerman, Norman E. Garrity and John W. Loose, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Corning Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held on April 27, 2000, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named, FOR the Amendment of the Restated Certificate of Incorporation and FOR the equity plan for non-employee directors.

____     Check here for address change.

New Address:   ______________________________

               ______________________________

               ______________________________


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)                 CORNING

        IF YOU WISH TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE READ THE
                              INSTRUCTIONS BELOW.

This year Corning Incorporated is offering you the choice of several ways to vote your shares. If not voting in person, you may vote by mail, or choose one of the two methods described below. Your vote by telephone or the Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or the Internet, follow these steps:

TO VOTE BY PHONE:

1. Call toll-free 877-587-0755 any time using a touch tone telephone. There is no charge for this call.

2. Enter the 6-digit Control Number located on the upper left-hand corner of your proxy card.

3.   Follow the recorded instructions.

TO VOTE BY INTERNET:

1.   Go to the following website: WWW.HARRISBANK.COM/WPROXY

2. Enter the information requested on your computer screen, including the 6-digit Control Number located on the upper left-hand corner of your proxy card.

3.   Follow the instructions on the screen.

        IF YOU VOTE BY TELEPHONE OR THE INTERNET, THERE IS NO NEED TO AND
                     YOU SHOULD NOT RETURN YOUR PROXY CARD.

The Board of Directors recommends a vote FOR all nominees for directors and FOR proposal nos. 2 and 3.


1.   Nominees: James R. Houghton,           FOR       WITHHOLD
     James J. O'Connor and
     Deborah D. Rieman                      ____        ____


                                            ____  FOR ALL (except
                                            Nominee(s) written below:)

                                            FOR        AGAINST     ABSTAIN

2.       Amendment to the Restated          ____        ____        ____
         Certificate of Incorporation

3.       Equity Plan for                    ____        ____        ____
         Non-Employee Directors



-------------------------------------------------------------------------------



For Information Only:

____     Check here if you plan to attend the meeting.

____     Check here to discontinue mailing duplicate Annual Report.




Signature(s)________________________        Dated:__________, 2000

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.